Exhibit 8.1 - List of Subsidiaries of Santander UK Group Holdings plc as at 31 December 2015

	Company Name	Domicile
1.	Santander UK plc	United Kingdom
2.	2 & 3 Triton Limited	United Kingdom
3.	A & L CF (Guernsey) Limited	Guernsey
4.	A & L CF (Jersey) Limited	Jersey
5.	A & L CF December (1) Limited	United Kingdom
6.	A & L CF June (2) Limited	United Kingdom
7.	A & L CF June (3) Limited	United Kingdom
8.	A & L CF March (5) Limited	United Kingdom
9.	A & L CF September (4) Limited	United Kingdom
10.	A&L Services Limited	Isle of Man
11.	Abbey Business Services (India) Private Limited	India
12.	Abbey Covered Bonds LLP	United Kingdom
13.	Abbey National Beta Investments Limited	United Kingdom
14.	Abbey National Business Office Equipment Leasing Limited	United Kingdom
15.	Abbey National International Limited	Jersey
16.	Abbey National Nominees Limited	United Kingdom
17.	Abbey National North America Holdings Limited	United Kingdom
18.	Abbey National North America LLC	United States
19.	Abbey National PLP (UK) Limited	United Kingdom
20.	Abbey National Property Investments	United Kingdom
21.	Abbey National Securities Inc.	United States
22.	Abbey National Treasury (Structured Solutions) Limited	United Kingdom
23.	Abbey National Treasury Services Investments Limited	United Kingdom
24.	Abbey National Treasury Services Overseas Holdings	United Kingdom
25.	Abbey National Treasury Services plc	United Kingdom
26.	Abbey National UK Investments	United Kingdom
27.	Abbey Stockbrokers (Nominees) Limited	United Kingdom
28.	Abbey Stockbrokers Limited	United Kingdom
29.	Alliance & Leicester Cash Solutions Limited	United Kingdom

30.	Alliance & Leicester Commercial Bank plc	United Kingdom
31.	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
32.	Alliance & Leicester Investments (No.2) Limited	United Kingdom
33.	Alliance & Leicester Investments Limited	United Kingdom
34.	Alliance & Leicester Personal Finance Limited	United Kingdom
35.	Alliance & Leicester Limited	United Kingdom
36.	ALIL Services Limited	Isle of Man
37.	AN (123) Limited	United Kingdom
38.	ANITCO LIMITED	United Kingdom
39.	Carfax (Guernsey) Limited	Guernsey
40.	Cater Allen Holdings Limited	United Kingdom
41.	Cater Allen International Limited	United Kingdom
42.	Cater Allen Limited	United Kingdom
43.	Cater Allen Lloyd’s Holdings Limited	United Kingdom
44.	Cater Allen Syndicate Management Limited	United Kingdom
45.	First National Motor Business Limited	United Kingdom
46.	First National Motor Contracts Limited	United Kingdom
47.	First National Motor Facilities Limited	United Kingdom
48.	First National Motor Finance Limited	United Kingdom
49.	First National Motor Leasing Limited	United Kingdom
50.	First National Motor plc	United Kingdom
51.	First National Tricity Finance Limited	United Kingdom
52.	Hyundai Capital UK Limited	United Kingdom
53.	Insurance Funding Solutions Limited	United Kingdom
54.	Liquidity Limited	United Kingdom
55.	PSA UK Number 1 plc	United Kingdom
56.	Santander (UK) Group Pension Scheme Trustees Limited	United Kingdom
57.	Santander Asset Finance (December) Limited	United Kingdom
58.	Santander Asset Finance plc	United Kingdom
59.	Santander Cards Ireland Limited	Ireland
60.	Santander Cards Limited	United Kingdom
61.	Santander Cards UK Limited	United Kingdom

62.	Santander Consumer (UK) plc	United Kingdom
63.	Santander Consumer Credit Services Limited	United Kingdom
64.	Santander Equity Investments Limited	United Kingdom
65.	Santander Estates Limited	United Kingdom
66.	Santander Global Consumer Finance Limited	United Kingdom
67.	Santander Guarantee Company	United Kingdom
68.	Santander Lending Limited	United Kingdom
69.	Santander Private Banking UK Limited	United Kingdom
70.	Santander Secretariat Services Limited	United Kingdom
71.	Santander UK Foundation Limited	United Kingdom
72.	Sheppards Moneybrokers Limited	United Kingdom
73.	Solarlaser Limited	United Kingdom
74.	Sovereign Spirit Limited	Bermuda
75.	The Alliance & Leicester Corporation Limited	United Kingdom
76.	Tuttle & Son Limited	United Kingdom
77.	Whitewick Limited	Jersey
78.	Santander ISA Managers Limited	United Kingdom
79.	Abbey Covered Bonds (LM) Limited	United Kingdom
80.	Chiplow Wind Farm Limited	United Kingdom
81.	Kelmarsh Wind Farm Limited	United Kingdom
82.	Penmanshiel Energy Limited	United Kingdom
83.	Winwick Farm Limited	United Kingdom
84.	PSA Finance UK Limited	United Kingdom
85.	Syntheo Limited	United Kingdom